As filed with the Securities and Exchange Commission on February 11, 2000
                                                           Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                              McKESSON HBOC, INC.
             (Exact name of registrant as specified in its charter)

Delaware                               94-3207296
(State or other jurisdiction of        (I.R.S. Employer  Identification No.)
incorporation or organization)

                    One Post Street
                    San Francisco, California                    94104
                    (Address of Principal Executive Offices)     (Zip Code)

        McKesson HBOC, Inc. Deferred Compensation Administration Plan II
                              (Full Title of Plan)

Kristina Veaco                Ivan D. Meyerson
Senior Counsel and            Senior Vice President,
Assistant Secretary           General Counsel and Corporate Secretary
One Post Street               One Post Street
San Francisco, CA 94104       San Francisco, CA 94104
               (Name and address of agents for service)

                    (415) 983-8300
          (Telephone number, including area code, of agents for service)

The Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        CALCULATION OF REGISTRATION FEE

Proposed                                     Proposed
Title of        Proposed          Proposed   Maximum
Securities      Amount to         Maximum    Aggregate   Amount of
to be           be Regisistered   Offering   Offering    Registration Fee
Registered                        Price      Price *

General        $50,000,000      $50,000,000   $50,000,000    $13,200
Obligations
of McKesson HBOC, Inc.
under the McKesson HBOC, Inc.
Deferred Compensation
Administration Plan II in the
principal amount of $50,000,000.

* Pursuant to Rule 457(h), this registration statement covers the principal amount of $50,000,000 in General Obligations of McKesson HBOC, Inc. under the Company's Deferred Compensation Administration Plan II and the registration fee includes payment upon such principal amount.

                       EXPLANATORY NOTE AND INCORPORATION
                      OF CERTAIN INFORMATION BY REFERENCE
                 PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

     The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on March 30, 1998 (File No. 333-48859) is hereby incorporated by reference.

     The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a)  Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999.

     (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

     (c)  Quarterly Report on Form 10-Q for the period ended September 30, 1999.

     (d) Current Reports on Form 8-K with report dates of May 3, 1999, January 25, 2000, and February 1, 2000.

     (e) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2, respectively, to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March, 31, 1999.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.


PART II.  INFORMATION REQUIRED IN REGISTRAITON STATEMENT

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 10th day of February 2000.

                                         McKESSON HBOC, INC.
                                         (Registrant)



                                         /s/Ivan D. Meyerson
                                         By:  Ivan D. Meyerson
                                         Senior Vice President,
                                         General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of January 2000.

Signature and Title
  *John H. Hammergren, Co-President, and Co-Chief Executive Officer and Director
          (Co-Principal Executive Officer)
  *David L. Mahoney ,Co-President, and Co-Chief Executive Officer and Director
          (Co-Principal Executive Officer)
  *Heidi E. Yodowitz, Vice President, Controller and  Acting Chief Financial
          Officer (Principal Financial Accounting Officer)

   *Alfred C. Eckert, III, Director
   *Tully M. Friedman, Director
   *Alton F. Irby, III, Director
   *M. Christine Jacobs, Director
   *Gerald E. Mayo, Director
   *James V. Napier, Director
   *David S. Pottruck, Director
   *Carl E. Reichardt, Director
   *Alan J. Seelenfreund
          Chairman of the Board and Director
   *Jane E. Shaw, Director

*By:  /s/ Ivan D. Meyerson (Attorney-in-Fact)
          ----------------
          Ivan D. Meyerson

                                 EXHIBIT INDEX


Exhibit
No.            Description
---------------------------------------------------------

4 Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits
          4.1 and 4.2 respectively, to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999 and incorporated by reference herein.

5.1 Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered.

5.2 Consent of Liza G. Ring, Senior Counsel of the Registrant regarding compliance with applicable provisions of ERISA

23.1 Consent of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5.1)

23.2 Consent of Liza G. Ring, Senior Counsel of the Registrant regarding compliance with applicable provisions of ERISA. (Included in Exhibit 5.2)

23.3      Consent of Deloitte & Touche LLP.

23.4      Consent of Arthur Andersen LLP.

24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.